Exhibit 99.1

NEWS

For Immediate Release

GLOBALSTAR ANNOUNCES RESULTS FOR THIRD QUARTER 2012

•	Reports fourth consecutive quarter of positive Adjusted EBITDA; $6.6 million improvement compared to the third quarter of 2011
•	Initiates fourth launch campaign with launch scheduled in February 2013
•	Successfully uploaded software patch to second-generation satellite as satellite begins preliminary service – all other previously launched second-generation satellites in service
•	Signed agreement with Thales Alenia Space (“Thales”) for the purchase of six additional second-generation satellites
•	Filed Petition for Rulemaking with the Federal Communications Commission (“FCC”) on November 13th

Covington, LA. -- (November 14, 2012) – Globalstar, Inc. (NASDAQ:GSAT) today announced its financial results for the three-month period ended September 30, 2012.

FINANCIAL RESULTS

“Globalstar made significant operational and financial progress over the quarter and throughout the last year as demonstrated by the substantial improvement in the Company’s operating results,” said Jay Monroe, Chairman and CEO of Globalstar, Inc. “We continue to see consecutive quarter over quarter growth in Adjusted EBITDA even prior to the full restoration of our constellation. The increases experienced during 2012 exemplify the benefits of our cost improvement initiatives, while leveraging improved coverage rates as our constellation continues to be deployed. We are particularly pleased with the growth in our Duplex service revenue during 2012 and expect this trend to continue as we complete the deployment of our second-generation constellation. Our customers are enjoying improved service quality, usage on the system has grown significantly and we are encouraged by the continued migration of our duplex customers to higher rate plans.”

Revenue

Revenue was $20.5 million for the third quarter of 2012 compared to $18.2 million for the third quarter of 2011, an increase of approximately $2.3 million, or 13%. Growth in service revenue and subscriber equipment sales accounted for $1.1 million and $1.2 million of the increase, respectively.

Service revenue was $15.3 million for the third quarter of 2012 compared to $14.2 million for the third quarter of 2011. The primary driver for the increase in service revenue was SPOT service revenue, which grew by $1.6 million, or 33%, for the three months ended September 30, 2012 compared to the three months ended September 30, 2011. Consistent with patterns to date this year, Duplex service revenue was slightly lower in the third quarter of 2012 compared to the same period in 2011, but increased by approximately 11% compared to the second quarter of 2012. The sequential increase in Duplex service revenue quarter over quarter is due primarily to improvements in call connection rates and the impact of subscriber upgrades to higher revenue plans.

Subscriber equipment sales were $5.2 million for the third quarter of 2012 compared to $4.0 million for the third quarter of 2011. Simplex equipment sales increased 85% due to the expanding applications of the Company’s low-cost M2M asset tracking and monitoring devices. Duplex equipment sales increased 164% as subscribers have begun to once again rely upon Globalstar’s voice and data service offerings, recognizing their competitive advantages from a cost and performance perspective. These increases were offset by decreases in SPOT equipment sales due to unusually high sales volumes in the third quarter of 2011 resulting from the release of new SPOT products in 2011.

Adjusted EBITDA

Globalstar reported Adjusted EBITDA of $3.1 million for the three months ended September 30, 2012 compared to negative Adjusted EBITDA of $3.5 million for the third quarter 2011. This represented an increase of $6.6 million over the third quarter of 2011. The improvement in Adjusted EBITDA resulted from an increase in revenue of $2.4 million and a decrease in operating expenses of $5.4 million (excluding EBITDA adjustments1). The decrease of approximately 29% in operating expenses was due largely to the implementation of operational improvements and streamlining initiatives introduced in late 2011. The Company reported expense reductions in the quarter throughout all of its major operating areas. Year to date 2012 Adjusted EBITDA is $7.3 million, an improvement of $15.4 million over the same period in 2011.

Net Loss

The Company reported a net loss of $41.2 million for the three months ended September 30, 2012 compared to a net loss of $0.7 million for the third quarter of 2011. This loss was due primarily to the impact of non-cash derivative gains and losses in the third quarter of 2012 compared to the third quarter of 2011 and an increase in depreciation expense as the Company placed into service additional second-generation satellites during the last 12 months.

KEY ACCOMPLISHMENTS

During and immediately following the quarter, the Company also reported the following accomplishments:

Constellation

•	In mid-October 2012, the Company, in partnership with Thales, successfully uploaded a software patch to remedy a momentum wheel issue on one of its second-generation satellites. This satellite has now begun to process call traffic and Globalstar’s satellite operations team anticipates this satellite to be placed back into full service by the end of November. All other second-generation satellites are already providing full high-quality Duplex service.

•	Globalstar and Arianespace initiated the campaign for the fourth launch of six satellites scheduled for February 2013. Four of the six satellites have arrived at the Baikonur Cosmodrome and launch preparations are underway.

•	The Company and satellite manufacturer Thales announced the signing of a contract for the manufacture and delivery of six additional satellites for the Globalstar second-generation constellation. These satellites, which are subject to financing, are expected to be delivered and launched in 2015. They will augment the first 24 second-generation satellites, of which the final six satellites are scheduled to be launched in February 2013, and will continue to ensure long-term industry-leading mobile satellite voice and data services to Globalstar customers around the world.

1 Refer to the Company’s Reconciliation of GAAP Net loss to Adjusted EBITDA presented later in this release for EBITDA adjustments.

Spectrum

•	The Company announced on November 13, 2012 that it filed a Petition for Rulemaking with the FCC to obtain the regulatory flexibility necessary to use its licensed Mobile Satellite Services (“MSS”) spectrum terrestrially to support mobile broadband applications throughout the U.S.

•	In its petition, Globalstar proposes pro-investment, pro-consumer reforms that will enable it to make the kind of innovative, efficient use of spectrum that the Commission seeks to help meet the growing demand of broadband usage in the U.S.

New Head of Global Sales and Marketing

•	In preparation for its re-emergence as the leading provider of affordable high quality and highly reliable mobile satellite services, the Company appointed Frank J. Bell as President of Global Sales and Marketing for the Company effective October 1, 2012. Mr. Bell comes to Globalstar with decades of wireless industry experience having held senior executive positions for companies such as Sprint and MetroPCS, among others. He is responsible for Globalstar’s global sales and marketing operations, worldwide customer care, international gateway operator (IGO) partners and for all aspects of the Company’s worldwide revenue growth.

“Our low-cost satellite constellation, the new and truly innovative proposed spectrum use outlined in the FCC filing yesterday and our pipeline of new consumer products provide the key value drivers for our business,” added Monroe. “The successful upload of our momentum wheel software solution provides an added level of assurance that any potential future momentum wheel problems will not impact the operations of our second-generation constellation. One year ago, we said we would successfully solve this issue, and we have. We are proud to have made such progress on our business plan and look forward to capitalizing on the opportunities inherent in all of our value drivers as we continue to execute quarter after quarter.”

* * * * * *

Third Quarter 2012 Conference Call

The earnings conference call scheduled for today, November 14, 2012 at 5:00 p.m. Eastern Time, will discuss the third quarter results for 2012.

Details are as follows:
Earnings Call:	November 14, 2012 at 5:00 p.m. ET Dial: 888.895.5271 (US and Canada), 847.619.6547 (International) and confirmation number 33654888
Audio Replay:	A replay of the earnings call will be available for a limited time and can be heard after 7:30 p.m. ET on November 14, 2012. Dial: 888.843.7419 (US and Canada), 630.652.3042 (International) and pass code 33654888#

About Globalstar, Inc. Globalstar is a leading provider of mobile satellite voice and data services. Globalstar offers these services to commercial customers and recreational consumers in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems, flexible airtime service packages and the SPOT family of mobile satellite consumer products including the SPOT Satellite GPS Messenger™. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications. Note that all SPOT products described in this press release are the products of Spot LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

###

For further media information:

Globalstar, Inc.

Dean Hirasawa

(985) 335-1505

dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases

This press release contains certain statements such as, “We are proud to have made such progress on our business plan and look forward to capitalizing on the opportunities inherent in all of our value drivers as we continue to execute quarter after quarter,” that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business, our anticipated capital spending (including for future satellite procurements and launches), our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of our new Simplex products, including our SPOT satellite GPS messenger TM products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

GLOBALSTAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2012	2011
Revenue:
Service revenues	$15,368	$14,198
Subscriber equipment sales	5,169	3,989
Total revenue	20,537	18,187
Operating expenses:
Cost of services (exclusive of depreciation, amortization,
and accretion shown separately below)	5,558	8,332
Cost of subscriber equipment sales	4,040	2,871
Cost of subscriber equipment sales - reduction in the value of inventory	660	979
Marketing, general, and administrative	9,280	12,249
Reduction in the value of long-lived assets	-	3,038
Depreciation, amortization, and accretion	18,654	12,106
Total operating expenses	38,192	39,575
Loss from operations	(17,655)	(21,388)
Other income (expense):
Interest income and expense, net of amounts capitalized	(6,565)	(1,232)
Derivative gain (loss)	(16,473)	23,793
Other	(439)	(1,876)
Total other income (expense)	(23,477)	20,685
Loss before income taxes	(41,132)	(703)
Income tax expense (benefit)	56	(22)
Net loss	$(41,188)	$(681)
Loss per common share:
Basic	$(0.10)	$(0.00)
Diluted	(0.10)	(0.00)
Weighted-average shares outstanding
Basic	392,344	295,513
Diluted	392,344	295,513

GLOBALSTAR, INC.

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(Dollars in thousands)

(unaudited)

	Three Months Ended September 30,
	2012	2011
Net loss	$(41,188)	$(681)
Interest income and expense, net	6,565	1,232
Derivative (gain) loss	16,473	(23,793)
Income tax expense (benefit)	56	(22)
Depreciation, amortization, and accretion	18,654	12,106
EBITDA	560	(11,158)
Reduction in the value of long-lived assets and inventory	660	4,017
Stock compensation	323	455
Research and development	46	634
Severance	(18)	668
Foreign exchange and other loss	439	1,876
Thales arbitration expenses	224	-
Write off of deferred financing costs	833	-
Adjusted EBITDA (1)	$3,067	$(3,508)

(1)	EBITDA represents earnings before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, R&D costs associated with the development of new consumer products, and certain other significant charges. Management uses Adjusted EBITDA in order to manage the Company’s business and to compare its results more closely to the results of its peers. EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to GAAP measurements, such as net income. These terms, as defined by us, may not be comparable to a similarly titled measures used by other companies.

The Company uses Adjusted EBITDA as a supplemental measurement of its operating performance because, by eliminating interest, taxes and the non-cash items of depreciation and amortization, the Company believes it best reflects changes across time in the Company’s performance, including the effects of pricing, cost control and other operational decisions.  The Company’s management uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget.  The Company believes that Adjusted EBITDA also is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, Adjusted EBITDA does not include interest expense on borrowed money or depreciation expense on our capital assets or the payment of income taxes, which are necessary elements of the Company’s operations.  Because Adjusted EBITDA does not account for these expenses, its utility as a measure of the Company’s operating performance has material limitations.  Because of these limitations, the Company’s management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income, revenues and operating profit, to measure operating performance.

GLOBALSTAR, INC.

SCHEDULE OF SELECTED OPERATING METRICS

(Dollars in thousands, except subscriber and ARPU data)

(unaudited)

	Three Months Ended September 30,
	2012		2011
	Service	Equipment	Service	Equipment
Revenue
Duplex	$4,993	$899	$5,154	$341
SPOT	6,552	1,300	4,941	2,040
Simplex	1,690	2,429	1,555	1,312
IGO	199	355	434	338
Other	1,934	186	2,114	(42)
	$15,368	$5,169	$14,198	$3,989
Average Subscribers
Duplex	87,819	93,516
SPOT	231,310	185,903
Simplex	173,781	130,259
IGO	41,567	48,106

ARPU (1)
Duplex	$18.95	$18.37
SPOT	9.44	8.86
Simplex	3.24	3.98
IGO	1.60	3.01

(1)	Average monthly revenue per user (ARPU) measures service revenues per month divided by the average number of subscribers during that month. Average monthly revenue per user as so defined may not be similar to average monthly revenue per unit as defined by other companies in the Company’s industry, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of income. The Company believes that average monthly revenue per unit provides useful information concerning the appeal of its rate plans and service offerings and its performance in attracting and retaining high value customers.